NSAR ITEM 77O
                                      2000
                          VK Government Securities Fund
                               10f-3 Transactions


  UNDERWRITING #                UNDERWRITING                   PURCHASED FROM         AMOUNT OF SHARES      % OF         DATE OF
                                                                                         PURCHASED       UNDERWRITING    PURCHASE


         1                      FNMS 2000 TX                Salomon Smith Barney           20,250           3.96%        09/12/00
